Exhibit 3.3

                       AMENDED AND RESTATED BY-LAWS

                                    OF

                       FINANCIAL FEDERAL CORPORATION

                        [DATED AS OF MARCH 5, 2007]



                                 ARTICLE I

                               Stockholders


      SECTION  1.           Annual  Meeting.  The  annual  meeting  of  the

stockholders  of the Corporation shall be held on such date, at  such  time and  at  such  place  within  or without the State  of  Nevada  as  may  be designated by the Board of Directors, for the purpose of electing Directors and  for  the transaction of such other business as may be properly brought before the meeting.



     SECTION 2.          Special Meetings.  Except as otherwise provided in

the Articles of Incorporation, a special meeting of the stockholders of the

Corporation  may  be  called at any time by the  Board  of  Directors,  the

Chairman  of the Board, Chief Executive Officer or the President and  shall be  called  by  the  Chairman of the Board, Chief  Executive  Officer,  the

President  or  the  Secretary  at the request in  writing  of  stockholders holding  together at least twenty-five percent of the number of  shares  of

stock  outstanding  and  entitled to vote at  such  meeting.   Any  special

meeting of the stockholders shall be held on such date, at such time and at such  place within or without the State of Nevada as the Board of Directors or  the officer calling the meeting may designate.  At a special meeting of the  stockholders, no business shall be transacted and no corporate  action shall  be taken other than that stated in the notice of the meeting  unless all  of  the stockholders are present in person or by proxy, in which  case any  and  all  business may be transacted at the meeting  even  though  the meeting is held without notice.



      SECTION 3.          Notice of Meetings.  Except as otherwise provided

in  these  By-Laws  or  by law, a written notice of  each  meeting  of  the stockholders shall be given not less than ten (10) nor more than sixty (60)

days  before the date of the meeting to each stockholder of the Corporation entitled  to  vote  at such meeting at his address as  it  appears  on  the


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records  of  the Corporation.  The notice shall state the place,  date  and hour  of the meeting and, in the case of a special meeting, the purpose  or purposes for which the meeting is called.



      SECTION 4.          Quorum.  At any meeting of the stockholders,  the

holders of a majority in number of the total outstanding shares of stock of the  Corporation  entitled to vote at such meeting, present  in  person  or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares  shall  be required  by law, by the Articles of Incorporation or by these By-Laws,  in which  case  the  representation of the number of shares so required  shall constitute  a  quorum; provided that at any meeting of the stockholders  at which  the  holders  of  any  class of stock of the  Corporation  shall  be entitled to vote separately as a class, the holders of a majority in number of  the  total  outstanding  shares of such class,  present  in  person  or represented by proxy, shall constitute a quorum for purposes of such  class vote  unless the representation of a larger number of shares of such  class shall be required by law, by the Articles of Incorporation or by these  By-

Laws.



     SECTION 5.          Adjourned Meetings.  Whether or not a quorum shall

be present in person or represented at any meeting of the stockholders, the holders  of  a majority in number of the shares of stock of the Corporation present  in  person or represented by proxy and entitled to  vote  at  such meeting  may  adjourn  from time to time; provided, however,  that  if  the holders  of  any  class of stock of the Corporation are  entitled  to  vote separately  as a class upon any matter at such meeting, any adjournment  of the  meeting in respect of action by such class upon such matter  shall  be determined by the holders of a majority of the shares of such class present in  person  or  represented by proxy and entitled to vote at such  meeting.

When  a  meeting is adjourned to another time or place, notice need not  be given  of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the  stockholders, or the holders of any class of stock  entitled  to  vote separately as a class, as the case may be, may transact any business  which

might  have  been  transacted  by them at the  original  meeting.   If  the

adjournment is for more than thirty days, or if after the adjournment a new

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record  date is fixed for the adjourned meeting, a notice of the  adjourned meeting  shall be given to each stockholder of record entitled to  vote  at the adjourned meeting.



      SECTION 6.          Organization.  The Chairman of the Board  or,  in

his  absence, the Chief Executive Officer, or in his absence, the President shall  call  all meetings of the stockholders to order, and  shall  act  as

Chairman  of such meetings.  In the absence of the Chairman of  the  Board,

the Chief Executive Officer and the President, the holders of a majority in number  of  the  shares of stock of the Corporation present  in  person  or represented  by proxy and entitled to vote at such meeting  shall  elect  a

Chairman.

      The  Secretary  of  the Corporation shall act  as  Secretary  of  all meetings  of  the  stockholders; but in the absence of the  Secretary,  the

Chairman  may  appoint any person to act as Secretary of the  meeting.   It

shall  be the duty of the Secretary to prepare and make, at least ten  days before  every  meeting  of stockholders, a complete  list  of  stockholders entitled  to  vote  at  such meeting, arranged in  alphabetical  order  and showing the address of each stockholder and the number of shares registered in  the  name  of each stockholder.  Such list shall be open, either  at  a place within the city where the meeting is to be held, which place shall be specified  in  the  notice of the meeting or, if not so specified,  at  the place where the meeting is to be held, for the ten days next preceding  the meeting, to the examination of any stockholder, for any purpose germane  to the meeting, during ordinary business hours, and shall be produced and kept at  the  time  and place of the meeting during the whole time  thereof  and subject to the inspection of any stockholder who may be present.



      SECTION  7.           Voting.  Except as otherwise  provided  in  the

Articles of Incorporation or by law, each stockholder shall be entitled  to one  vote for each share of the capital stock of the Corporation registered

in  the  name of such stockholder upon the books of the Corporation.   Each

stockholder  entitled to vote at a meeting of stockholders  or  to  express consent  or  dissent to corporate action in writing without a  meeting  may authorize  another person or persons to act for him by proxy, but  no  such proxy  shall be voted or acted upon after three years from its date, unless the  proxy  provides for a longer period.  When directed by  the  presiding officer  or  upon the demand of any stockholder, the vote upon  any  matter before  a  meeting of stockholders shall be by ballot.  Except as otherwise

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provided  by  law or by the Articles of Incorporation, Directors  shall  be elected  by  a plurality of the votes cast at a meeting of stockholders  by the  stockholders  entitled  to  vote in the  election  and,  whenever  any corporate  action, other than the election of Directors is to be taken,  it shall  be  authorized  by a majority of the votes  cast  at  a  meeting  of stockholders by the stockholders entitled to vote thereon.

      Shares  of  the  capital stock of the Corporation  belonging  to  the

Corporation or to another corporation, if a majority of the shares entitled to  vote  in the election of directors of such other corporation  is  held,

directly  or  indirectly, by the Corporation, shall neither be entitled  to vote nor be counted for quorum purposes.



      SECTION 8.          Inspectors.  When required by law or directed  by

the  presiding  officer or upon the demand of any stockholder  entitled  to vote,  but not otherwise, the polls shall be opened and closed, the proxies and  ballots  shall  be  received and taken in charge,  and  all  questions touching  the  qualification of voters, the validity  of  proxies  and  the acceptance  or rejection of voters shall be decided at any meeting  of  the stockholders by two or more Inspectors who may be appointed by the Board of

Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting.  If any person so appointed fails  to appear or act, the vacancy may be filled by appointment in like manner.



      SECTION  9.           Consent  of Stockholders in  Lieu  of  Meeting.

Unless  otherwise  provided  in the Articles of Incorporation,  any  action required to be taken or which may be taken at any annual or special meeting of  the  stockholders of the Corporation, may be taken without  a  meeting,

without  prior notice and without a vote, if a consent in writing,  setting forth  the  action so taken, shall be signed by the holders of  outstanding stock  having  not  less than the minimum number of  votes  that  would  be necessary to authorize or take such action at a meeting at which all shares

entitled   to  vote thereon were present and voted.  Prompt notice  of  the taking  of  any  such  corporate action without  a  meeting  by  less  than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                ARTICLE II

                            Board of Directors

      SECTION  1.           Number and Term of Office.   The  business  and

affairs of the Corporation shall be managed by or under the direction of  a

Board consisting of five or more Directors, who need not be stockholders of

the  Corporation.   The  Directors shall, except as  hereinafter  otherwise

provided  for  filling  vacancies, be elected  at  the  annual  meeting  of stockholders,  and shall hold office until their respective successors  are

elected  and qualified or until their earlier resignation or removal.   The

number of Directors may be altered from time to time by amendment of  these

By-Laws.



     SECTION 2.          Election, powers and duties of the Chairman of the

Board.   The  Directors may elect a Chairman of the Board. The Chairman  of the  Board  shall preside at all meetings of the stockholders  and  at  all meetings  of  the Board of Directors and shall have such other  powers  and perform  such other duties as may from time to time be assigned to  him  by these By-Laws or by the Board of Directors.



      SECTION 3.          Removal, Vacancies and Additional Directors.  The

stockholders  may, at any special meeting the notice of which  shall  state that  it  is  called for that purpose, remove, with or without  cause,  any

Director  and  fill the vacancy; provided that whenever any Director  shall have  been  elected by the holders of any class of stock of the Corporation voting  separately  as  a class under the provisions  of  the  Articles  of

Incorporation, such Director may be removed and the vacancy filled only  by the holders of that class of stock voting separately as a class.  Vacancies caused  by  any  such  removal and not filled by the  stockholders  at  the meeting  at which such removal shall have been made, or any vacancy  caused by  the  death or resignation of any Director or for any other reason,  and

any   newly  created  directorship  resulting  from  any  increase  in  the authorized number of Directors, may be filled by the affirmative vote of  a majority of the Directors then in office, although less than a quorum,  and any  Director  so  elected  to  fill any  such  vacancy  or  newly  created directorship shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

      When one or more Directors shall resign effective at a future date, a majority  of  the  Directors then in office, including those  who  have  so resigned,  shall  have power to fill such vacancy or  vacancies,  the  vote

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thereon  to take effect when such resignation or resignations shall  become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of the vacancies.



     SECTION 4.          Place of Meeting.  The Board of Directors may hold

its  meetings in such place or places in the State of Nevada or outside the

State of Nevada as the Board from time to time shall determine.



      SECTION 5.          Regular Meetings.  Regular meetings of the  Board

of  Directors shall be held at such times and places as the Board from time to time by resolution shall determine.  No notice shall be required for any regular  meeting of the Board of Directors; but a copy of every  resolution fixing or changing the time or place of regular meetings shall be mailed to every  Director  at  least  five days before  the  first  meeting  held  in pursuance thereof.



      SECTION 6.          Special Meetings.  Special meetings of the  Board

of  Directors shall be held whenever called by direction of the Chairman of the  Board, the Chief Executive Officer or the President or by any  two  of

the Directors then in office.

      Notice  of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two days before the meeting  or by  causing  the same to be transmitted by telegraph, cable or wireless  at least one day before the meeting to each Director.  At any meeting at which every  Director  shall  be  present, even though without  any  notice,  any business may be transacted, including the amendment of these By-Laws.



     SECTION 7.          Quorum.  Subject to the provisions of Section 2 of

this  Article  II, a majority of the members of the Board of  Directors  in office (but in no case less than one-third of the total number of Directors nor  less than two Directors) shall constitute a quorum for the transaction of  business and the vote of the majority of the Directors present  at  any meeting of the Board of Directors at which a quorum is present shall be the act  of  the Board of Directors.  If at any meeting of the Board  there  is less  than  a  quorum present, a majority of those present may adjourn  the meeting from time to time.

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      SECTION 8.          Organization.  The Chairman of the Board  or,  in

his  absence, the Chief Executive Officer or, in his absence, the President shall preside at all meetings of the Board of Directors.  In the absence of the Chairman of the Board, the Chief Executive Officer and the President, a

Chairman shall be elected from the Directors present.  The Secretary of the

Corporation shall act as Secretary of all meetings of the Directors; but in the absence of the Secretary, the Chairman may appoint any person to act as

Secretary of the meeting.



      SECTION  9.           Committees.  The Board  of  Directors  may,  by

resolution passed by a majority of the whole Board, designate one  or  more committees,  each committee to consist of one or more of the  Directors  of

the  Corporation.   The  Board  may designate  one  or  more  Directors  as

alternate  members  of  any  committee,  who  may  replace  any  absent  or disqualified  member at any meeting of the committee.  In  the  absence  or disqualification of a member of a committee, the member or members  thereof present at any meeting and not disqualified from voting, whether or not  he or  they constitute a quorum, may unanimously appoint another member of the

Board of Directors to act at the meeting in the place of any such absent or

disqualified  member.   Any  such committee,  to  the  extent  provided  by

resolution  passed  by a majority of the whole Board, shall  have  and  may exercise  all  the  powers and authority of the Board of Directors  in  the management  of  the  business and the affairs of the Corporation,  and  may authorize the seal of the Corporation to be affixed to all papers which may require  it;  but  no such committee shall have the power of  authority  in reference  to amending the Articles of Incorporation, adopting an agreement of  merger  or  consolidation, recommending to the stockholders  the  sale,

lease or exchange of all or substantially all of the Corporation's property

and   assets,  recommending  to  the  stockholders  a  dissolution  of  the

Corporation  or  a revocation of a dissolution, or amending these  By-Laws;

and   unless  such  resolution,  these  By-Laws,  or  the  Certificate   of

Incorporation expressly so provide, no such committee shall have the  power or authority to declare a dividend or to authorize the issuance of stock.



      SECTION  10.     Conference  Telephone  Meetings.   Unless  otherwise

restricted  by  the  Articles of Incorporation or  by  these  By-Laws,  the members of the Board of Directors or any committee designated by the Board,

may  participate in a meeting of the Board or such committee, as  the  case

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may  be,  by  means  of  conference  telephone  or  similar  communications equipment  by means of which all persons participating in the  meeting  can hear each other, and such participation shall constitute presence in person at such meeting.



      SECTION  11.    Consent of Directors or Committee in Lieu of Meeting.

Unless otherwise restricted by the Articles of Incorporation or by these By-

Laws,  any action required or permitted to be taken at any meeting  of  the

Board  of  Directors, or of any committee thereof, may be taken  without  a meeting  if  all  members of the Board or committee, as the  case  may  be,

consent  thereto in writing and the writing or writings are filed with  the minutes of proceedings of the Board or committee, as the case may be.

                                ARTICLE III

                                 Officers

      SECTION 1.          Officers.  The officers of the Corporation  shall

be  a Chief Executive Officer, a President, one or more Vice Presidents,  a

Secretary and a Treasurer, and such additional officers, if any,  as  shall be  elected by the Board of Directors pursuant to the provisions of Section

7  of this Article III.  The Chief Executive Officer, the President, one or

more  Vice Presidents, the Secretary and the Treasurer shall be elected  by the  Board  of Directors at its first meeting after each annual meeting  of the  stockholders.  The failure to hold such election shall not  of  itself terminate  the  term  of office of any officer.  All  officers  shall  hold office  at the pleasure of the Board of Directors.  Any officer may  resign at any time upon written notice to the Corporation.  Officers may, but need not, be Directors.  Any number of offices may be held by the same person.

      All  officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors.  The removal of an officer without cause shall be without prejudice to his contract rights, if

any.   The election or appointment of an officer shall not of itself create contract  rights.  All agents and employees other than officers elected  by the  Board  of Directors shall also be subject to removal, with or  without cause, at any time by the officer appointing them.

      Any vacancy caused by the death of any officer, his resignation,  his removal,  or  otherwise, may be filled by the Board of Directors,  and  any officer  so  elected  shall hold office at the pleasure  of  the  Board  of

Directors.

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      In  addition  to  the  powers  and duties  of  the  officers  of  the

Corporation  as  set forth in these By-Laws, the officers shall  have  such authority  and  shall  perform such duties as from  time  to  time  may  be determined by the Board of Directors.



      SECTION 2.     Powers and duties of the Chief Executive Officer.  The

Chief  Executive  Officer  shall  be the chief  executive  officer  of  the

Corporation and shall, subject to the direction of the Board of  Directors,

have  general supervision and control of its business.  In the  absence  of the  Chairman of the Board, the Chief Executive Officer, shall  preside  at all  meetings  of  the stockholders and at all meetings  of  the  Board  of

Directors.  The Chief Executive Officer shall have general supervision  and direction of all of the officers, employees and agents of the Corporation.



     SECTION  3.      Powers and duties of the President.   The  President,

subject  to  the control of the Board of Directors and the Chief  Executive

Officer  of the Corporation, shall have general charge and control  of  all the  Corporation's business, affairs and operations and shall  perform  all duties incident to the office of President.  In the absence of the Chairman of  the  Board and the Chief Executive Officer, the President shall preside at  all  meetings of the stockholders and at all meetings of the  Board  of

Directors and shall have such other powers and perform such other duties as may, from time to time, be assigned to him by these By-Laws or by the Board

of  Directors.   The  President, subject to the control  of  the  Board  of

Directors  and the Chief Executive Officer, shall have general  supervision and  direction  of  all  of  the  officers, employees  and  agents  of  the

Corporation.



      SECTION  4.          Powers and duties of the Vice Presidents.   Each

Vice  President  shall perform all duties incident to the  office  of  Vice

President and shall have such other powers and perform such other duties as may  from time to time be assigned to him by these By-Laws or by the  Board of Directors, the Chairman of the Board, the Chief Executive Officer or the

President.



     SECTION 5.          Powers and duties of the Secretary.  The Secretary

shall  keep the minutes of all meetings of the Board of Directors  and  the

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minutes  of  all  meetings of the stockholders in books provided  for  that purpose;  he  shall attend to the giving or serving of all notices  of  the

Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of

Directors, the Chief Executive Officer or the President shall authorize and direct; he shall have charge of the stock certificate books, transfer books and  stock  ledgers  and  such  other books and  papers  as  the  Board  of

Directors,  the Chief Executive Officer or the President shall direct,  all of  which shall at all reasonable times be open to the examination  of  any

Director,  upon  application,  at  the office  of  the  Corporation  during business  hours; and he shall perform all duties incident to the office  of

Secretary  and  shall also have such other powers and  shall  perform  such other  duties as may from time to time be assigned to him by these  By-Laws or  the  Board of Directors, the Chairman of the Board, the Chief Executive

Officer or the President.



     SECTION 6.          Powers and duties of the Treasurer.  The Treasurer

shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into  his hands; he may endorse on behalf of the Corporation for collection checks,  notes  and other obligations and shall deposit  the  same  to  the credit  of  the  Corporation  in  such  bank  or  banks  or  depositary  or depositaries  as the Board of Directors may designate; he  shall  sign  all receipts and vouchers for payments made to the Corporation; he shall  enter or  cause to be entered regularly in the books of the Corporation kept  for the  purpose full and accurate accounts of all moneys received or  paid  or otherwise  disposed  of  by  him and whenever  required  by  the  Board  of

Directors,  the  Chief  Executive Officer or  the  President  shall  render statements of such accounts; he shall, at all reasonable times, exhibit his books  and accounts to any Director of the Corporation upon application  at the  office of the Corporation during business hours; and he shall  perform all duties incident to the office of the Treasurer and shall also have such other  powers and shall perform such other duties as may from time to  time be  assigned  to  him by these By-Laws or by the Board  of  Directors,  the

Chairman of the Board, the Chief Executive Officer or the President.



      SECTION 7.          Additional Officers.  The Board of Directors  may

from  time  to  time elect such other officers (who may  but  need  not  be

Directors),   including  a  Controller,  Assistant  Treasurers,   Assistant

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Secretaries and Assistant Controllers, as the Board may deem advisable  and such  officers shall have such authority and shall perform such  duties  as may  from  time to time be assigned to them by the Board of Directors,  the

Chairman of the Board, the Chief Executive Officer or the President.

     The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein  assigned  to  the  Treasurer; and may  similarly  delegate  to  any

Assistant  Secretary or Assistant Secretaries any of the powers  or  duties herein assigned to the Secretary.



      SECTION 8.          Giving of Bond by Officers.  All officers of  the

Corporation, if required to do so by the Board of Directors, shall  furnish bonds  to the Corporation for the faithful performance of their duties,  in such  penalties  and with such conditions and security as the  Board  shall require.



      SECTION 9.          Voting Upon Stocks.  Unless otherwise ordered  by

the  Board of Directors, the Chief Executive Officer, the President or  any

Vice  President  shall  have  full power and authority  on  behalf  of  the

Corporation  to  attend  and to act and to vote, or  in  the  name  of  the

Corporation to execute proxies to vote, at any meetings of stockholders  of any  corporation in which the Corporation may hold stock, and at  any  such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock.  The

Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.



      SECTION  10.     Compensation  of  Officers.   The  officers  of  the

Corporation  shall  be  entitled to receive  such  compensation  for  their services  as  shall  from  time  to time be  determined  by  the  Board  of

Directors.



                                ARTICLE IV

                          Stock-Seal-Fiscal Year

       SECTION   1.           Certificates  for  Shares  of   Stock.    The

certificates for shares of stock of the Corporation shall be in such  form,

not  inconsistent with the Articles of Incorporation, as shall be  approved by  the Board of Directors.  All certificates shall be signed by the  Chief

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Executive  Officer, the President or a Vice President and by the  Secretary

or  an Assistant Secretary or the Treasurer or an Assistant Treasurer,  and

shall not be valid unless so signed.

      In  case  any  officer  or officers who shall have  signed  any  such certificate  or certificates shall cease to be such officer or officers  of the Corporation, whether because of death, resignation or otherwise, before

such  certificate  or  certificates  shall  have  been  delivered  by   the

Corporation,  such certificate or certificates may nevertheless  be  issued and  delivered as though the person or persons who signed such  certificate or  certificates  had  not ceased to be such officer  or  officers  of  the

Corporation.

      All  certificates for shares of stock shall be consecutively numbered

as  the  same  are  issued.   The  name of the  person  owning  the  shares

represented  thereby with the number of such shares and the date  of  issue thereof shall be entered on the books of the Corporation.

      Except as hereinafter provided, all certificates surrendered  to  the

Corporation for transfer shall be cancelled, and no new certificates  shall be issued until former certificates for the same number of shares have been surrendered and cancelled.


      As  an alternative to the issuance of certificates for the shares  of the  stock of the Corporation, the Corporation shall have the authority  to issue book entry or uncertificated shares in lieu of share certificates for all classes or series of the stock of the Corporation.  Such book entry  or uncertificated shares may be electronically registered on the books of  the

Corporation's  transfer agent, the records of a direct registration  system established or operated by an agency or member of the United States Federal

Reserve  System or on the records of a clearing agency registered with  the

Securities   Exchange  Commission.   The  Corporation  shall  comply   with

applicable federal and state laws governing the issuance of book  entry  or uncertificated shares, including such laws as require delivery of  periodic written  statements  to shareholders who own book entry  or  uncertificated shares.





      SECTION 2.          Lost, Stolen or Destroyed Certificates.  Whenever

a  person  owning  a  certificate for shares of stock  of  the  Corporation alleges  that it has been lost, stolen or destroyed, he shall file  in  the office  of the Corporation an affidavit setting forth, to the best  of  his

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knowledge and belief, the time, place and circumstances of the loss,  theft or  destruction,  and,  if required by the Board of Directors,  a  bond  of indemnity  or other indemnification sufficient in the opinion of the  Board of  Directors to indemnify the Corporation and its agents against any claim that  may be made against it or them on account of the alleged loss,  theft or destruction of any such certificate or the issuance of a new certificate in  replacement therefor.  Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to  have  been  lost,  stolen or destroyed.  Upon the  stub  of  every  new certificate so issued shall be noted the fact of such issue and the number,

date  and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.



      SECTION  3.           Transfer of Shares.  Shares  of  stock  of  the

Corporation  shall  be transferred on the books of the Corporation  by  the holder  thereof, in person or by his attorney duly authorized  in  writing,

upon surrender and cancellation of certificates for the number of shares of stock  to  be transferred, except as provided in the preceding section  and except  in the case of book entry or uncertificated shares which  shall  be

transferred   in  accordance  with  the  procedures  established   by   the

Corporation's transfer agent, direct registration system or clearing agency for such shares, as applicable.



      SECTION  4.          Regulations.  The Board of Directors shall  have

power  and  authority to make such rules and regulations  as  it  may  deem expedient  concerning the issue, transfer and registration of  certificates for shares of stock of the Corporation.



      SECTION  5.          Record Date.  In order that the Corporation  may

determine the stockholders entitled to notice of or to vote at any  meeting of  stockholders  or  any adjournment thereof, or  to  express  consent  to corporate  action  in  writing without a meeting  or  entitled  to  receive payment  of any dividend or other distribution or allotment or any  rights,

or  entitled to exercise any rights in respect of any change, conversion or exchange  of  stock or for the purpose of any other lawful action,  as  the case  may  be,  the Board of Directors may fix, in advance, a record  date,

which  shall not be more than sixty (60) nor less than ten (10) days before the  date of such meeting, nor more than sixty (60) days prior to any other action.

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      If  no  record  date  is  fixed,  the  record  date  for  determining stockholders  entitled to notice of or to vote at a meeting of stockholders shall  be  at the close of business on the day next preceding  the  day  on which notice is given, or, if notice is waived, at the close of business on the  day  next preceding the day on which the meeting is held;  the  record date  for determining stockholders entitled to express consent to corporate action  in writing without a meeting, when no prior action by the Board  of

Directors is necessary, shall be the day on which the first written consent is  expressed;  and  the record date for determining stockholders  for  any other  purpose shall be at the close of business on the day  on  which  the

Board of Directors adopts the resolution relating thereto.  A determination of  stockholders of record entitled to notice of or to vote at a meeting of stockholders  shall  apply  to any adjournment of  the  meeting;  provided,

however,  that  the Board of Directors may fix a new record  date  for  the adjourned meeting.



      SECTION  6.           Dividends.  Subject to the  provisions  of  the

Articles  of  Incorporation, the Board of Directors  shall  have  power  to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

      Subject  to  the  provisions of the Articles  of  Incorporation,  any dividends  declared upon the stock of the Corporation shall be  payable  on such  date or dates as the Board of Directors shall determine.  If the date fixed  for the payment of any dividend shall in any year fall upon a  legal holiday,  then the dividend payable on such date shall be paid on the  next day not a legal holiday.



      SECTION  7.           Corporate Seal.  The Board of  Directors  shall

provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary.  A duplicate of the seal may be  kept  and be used by any officer of the Corporation designated  by  the

Board, the Chief Executive Officer or the President.



      SECTION  8.          Fiscal Year.  The fiscal year of the Corporation

shall  be such fiscal year as the Board of Directors from time to  time  by resolution shall determine.

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                                 ARTICLE V

                         Miscellaneous Provisions

      SECTION 1.          Check, Notes, Etc.  All checks, drafts, bills  of

exchange, acceptances, notes or other obligations or orders for the payment of  money  shall be signed and, if so required by the Board  of  Directors,

countersigned by such officers of the Corporation and/or other  persons  as the Board of Directors from time to time shall designate.

     Checks, drafts, bills of exchange, acceptances, notes, obligations and orders  for  the  payment of money made payable to the Corporation  may  be endorsed  for  deposit  to  the  credit of  the  Corporation  with  a  duly authorized  depositary  by  the Treasurer, or otherwise  as  the  Board  of

Directors may from time to time, by resolution, determine.



      SECTION  2.           Loans.  No loans and no renewals of  any  loans

shall  be  contracted on behalf of the Corporation except as authorized  by the Board of Directors.  When authorized so to do, any officer or agent  of the  Corporation may effect loans and advances for the Corporation from any bank,  trust company or other institution or from any firm, corporation  or individual,  and for such loans and advances may make, execute and  deliver

promissory  notes,  bonds  or  other  evidences  of  indebtedness  of   the

Corporation.   When  authorized so to do,  any  officer  or  agent  of  the

Corporation  may  pledge,  hypothecate or transfer,  as  security  for  the payment of any and all loans, advances, indebtedness and liabilities of the

Corporation, any and all stocks, securities and other personal property  at any  time held by the Corporation, and to that end may endorse, assign  and deliver  the  same.  Such authority may be general or confined to  specific instances.



      SECTION  3.          Waivers of Notice.  Whenever any notice whatever

is  required to be given by law, by the Certificate of Incorporation or  by these By-Laws to any person or persons, a waiver thereof in writing, signed by  the  person or persons entitled to the notice, whether before or  after the time stated therein, shall be deemed equivalent thereto.



      SECTION  4.          Offices Outside of Nevada.  Except as  otherwise

required  by the laws of the State of Nevada, the Corporation may  have  an office  or offices and keep its books, documents and papers outside of  the

State  of  Nevada  at  such place or places as from time  to  time  may  be

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

determined  by the Board of Directors, the Chief Executive Officer  or  the

President.



       SECTION  5.           Indemnification  of  Directors,  Officers  and

Employees.   The Corporation shall indemnify to the full extent  authorized by  law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director,

officer, employee or agent of the Corporation or is or was serving, at  the request  of the Corporation, as a director, officer, employee or  agent  of another corporation, partnership, joint venture, trust or other enterprise.



                                ARTICLE VI

                                Amendments

      These  By-Laws and any amendment thereof may be altered,  amended  or repealed, or new By-Laws may be adopted, by the Board of Directors  at  any regular or special meeting by the affirmative vote of a majority of all  of the  members of the Board, provided in the case of any special  meeting  at which  all of the members of the Board are not present, that the notice  of such meeting shall have stated that the amendment of these By-Laws was  one of  the  purposes  of  the  meeting; but these By-Laws  and  any  amendment thereof,  including the By-Laws adopted by the Board of Directors,  may  be altered,  amended  or  repealed and other By-Laws may  be  adopted  by  the holders  of  a  majority of the total outstanding stock of the  Corporation entitled to vote at any annual meeting or at any special meeting, provided,

in  the  case  of  any  special  meeting,  that  notice  of  such  proposed alteration, amendment, repeal or adoption is included in the notice of  the meeting.

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